As filed with the Securities and Exchange Commission on September 21, 2005.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PFSweb, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	75-2837058 (I.R.S. Employer Identification No.)
500 North Central Expressway, Plano, Texas 75074
(972) 881-2900
(Address of Principal Executive Offices, Including Zip Code and Telephone Number)
2005 Employee Stock and Incentive Plan
2005 Employee Stock Purchase Plan
(Full Title of the Plans)
THOMAS J. MADDEN
Chief Financial Officer
PFSweb, Inc.
500 North Central Expressway, Plano, Texas 75074
(972) 881-2900
(Name, Address, Including Zip Code, and Telephone Number, Including Area
Code, of Agent for Service)

Copies To:
Morris Bienenfeld, Esq.
Wolff & Samson PC
One Boland Drive
West Orange, New Jersey 07052
(973) 530-2013
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each Class of		Maximum	Maximum
Securities to be	Amount to be	Offering Price	Aggregate	Amount of
Registered	Registered	Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $0.001 per share	2,500,000 (1)	$1.70	$4,250,000.00	$500.23
Common Stock, par value $0.001 per share	2,000,000 (3)	$1.70	$3,400,000.00	$400.18

(1)	Amount to be registered consists of an aggregate of 2,500,000 shares of PFSweb, Inc.’s common stock to be issued pursuant to the grant or exercise of awards under the PFSweb, Inc. 2005 Employee Stock and Incentive Plan (the “Incentive Plan”), including additional shares of PFSweb, Inc.’s common stock that may become issuable in accordance with the adjustment and anti-dilution provisions of the Incentive Plan. The Incentive Plan amends and restates the PFSweb, Inc. 1999 Stock Option Plan under which 5,750,000 shares of PFSweb, Inc. common stock were registered on Form S-8 on June 23, 2000 (File No. 333-40020).

(2)	Determined in accordance with Rule 457(h) under the Securities Act of 1933, as amended, the registration fee calculation is based on the average of the high and low prices of PFSweb, Inc.’s common stock as reported on the Nasdaq SmallCap Market on September 20, 2005.

(3)	Amount to be registered consists of an aggregate of 2,000,000 shares of PFSweb, Inc.’s common stock to be issued pursuant to the grant or exercise of awards under the PFSweb, Inc. 2005 Employee Stock Purchase Plan (the “ESPP”), including additional shares of PFSweb, Inc.’s common stock that may become issuable in accordance with the adjustment and anti-dilution provisions of the ESPP. The ESPP amends and restates the PFSweb, Inc. 2000 Employee Stock Purchase Plan under which 250,000 shares of PFSweb, Inc. common stock were registered on Form S-8 on September 19, 2000 (File No. 333-46096) and 1,750,000 shares of PFSweb, Inc. common stock were registered on Form S-8 on December 18, 2001 (File No. 333-75764).

EXPLANATORY NOTE
     PFSweb, Inc. (the “Company”) is filing this registration statement on Form S-8 to register an additional 2,500,000 shares of the Company’s common stock authorized for issuance under the terms of the Company’s 1999 Stock Option Plan, as amended and restated effective June 10, 2005, and renamed the PFSweb, Inc. Employee Stock and Incentive Plan (the “Incentive Plan”), and as approved by the Company’s shareholders on June 10, 2005. In addition, this registration statement is being filed to register an additional 2,000,000 shares of the Company’s common stock authorized for issuance under the Company’s 2000 Employee Stock Purchase Plan (the “2000 Plan”), as amended and restated and renamed the 2005 Employee Stock Purchase Plan (the “ESPP”), and as approved by the Company’s shareholders on June 10, 2005. The ESPP will become effective upon the earlier to occur of (i) the date upon which there are no longer any shares available for purchase under the 2000 Plan or (ii) January 1, 2006. As permitted by General Instruction E to Form S-8, the following registration statements are hereby incorporated by reference (the “Registration Statements”):
1. Registration Statement on From S-8 (File No. 333-40020) filed with the Securities and Exchange Commission (the “Commission”) on June 23, 2000.
2. Registration Statement on From S-8 (File No. 333-46096) filed with the Commission on September 19, 2000.
3. Registration Statement on From S-8 (File No. 333-75764) filed with the Commission on December 18, 2001.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference into this Registration Statement:
1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

2.	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;

3.	The Company’s Current Reports on Form 8-K as filed with the Commission on May 16, 2005, June 14, 2005, July 6, 2005 and August 15, 2005;

4.	The description of common stock contained in the Company’s Registration Statement on Form 8-A dated November 24, 1999 as filed with the Commission (File No. 000-28275), including all amendments or reports filed for the purpose of updating such description; and

5.	All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.
     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers
          The Company is organized under the laws of the State of Delaware. The Delaware General Corporation Law, as amended (the “Act”), provides that a Delaware corporation has the power generally to indemnify its directors, officers, employees and other agents (each, a “Corporate Agent”) against expenses and liabilities (including amounts paid in settlement) in connection with any proceeding involving such person by reason of his being a Corporate Agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of a Corporate Agent against expenses is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. To the extent that a Corporate Agent has been successful on the merits of such proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify the Corporate Agent for expenses in connection therewith. Expenses incurred by a Corporate Agent in connection with a proceeding may, under certain circumstances, be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and advance expenses under the Act does not exclude other rights to which a Corporate Agent may be entitled to under the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
          Under the Act, a Delaware corporation has the power to purchase and maintain insurance on behalf of any Corporate Agent against any liabilities asserted against and incurred by him in such capacity, whether or not the corporation has the power to indemnify him against such liabilities under the Act.
          As permitted by the Act, the Company’s Certificate of Incorporation contains provisions which limit the personal liability of directors for monetary damages for breach of fiduciary duties as directors except to the extent such limitation of liability is prohibited by the Act. In accordance with the Act, these provisions do not limit the liability of any director for any breach of the director’s duty of loyalty to the Company or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for certain unlawful payments of dividends or stock repurchases under Section 174 of the Act; or for any transaction from which the director derives an improper personal benefit. These provisions do not limit the rights of the Company or any stockholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s fiduciary duty. In addition, these provisions apply only to claims against a director arising out of his role as a director and do not relieve a director from liability for violations of statutory law, such as certain liabilities imposed on a director under the federal securities laws.
          In addition, the Company’s Certificate of Incorporation and By-laws provide for the indemnification of Corporate Agents for certain expenses, judgments, fines and payments incurred by them in connection with the defense or settlement of claims asserted against them in their capacities as Corporate Agents to the fullest extent authorized by the Act. The Company seeks to limit its exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.
          Reference is made to Sections 102(b)(7) and 145 of the Act in connection with the above summary of indemnification, insurance and limitation of liability.
          The purpose of these provisions is to assist the Company in retaining qualified individuals to serve as officers, directors or other Corporate Agents of the Company by limiting their exposure to personal liability for serving as such.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
          The following are filed as exhibits to this registration statement.

Exhibit	Description

5	Opinion of Wolff & Samson PC, Counsel to the Company

23.1	Consent of KPMG LLP

23.2	Consent of Wolff & Samson PC (included in Exhibit No. 5)

24	Power of Attorney (included on the signature page)
Item 9. Undertakings
     (a) The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on September 21, 2005.

PFSWEB, INC.

By:	/s/ Thomas J. Madden

Thomas J. Madden, Vice President-Finance
     Each person whose signature to this Registration Statement appears below hereby appoints Thomas J. Madden and Harvey Achatz, or either of them, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or the amendments thereto, and the attorney-in-fact, or either of them, may make such changes and additions to this Registration Statement as the attorney-in-fact, or either of them, may deem necessary or appropriate.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Mark C. Layton	Chairman of the Board, President, and	September 21, 2005

	Mark C. Layton	Chief Executive Officer (Principal
Executive Officer)

By:	/s/ Thomas J. Madden	Executive Vice President, Chief	September 21, 2005

	Thomas J. Madden	Financial Officer and Chief
Accounting Officer (Principal
Financial Officer and Principal
Accounting Officer)

By:	/s/ David Beatson	Director	September 21, 2005

David Beatson

By:	/s/ Timothy M. Murray	Director	September 21, 2005

Timothy M. Murray

By:	/s/ James R. Reilly	Director	September 21, 2005

James R. Reilly

By:	/s/ Neil Jacobs	Director	September 21, 2005

Neil Jacobs

EXHIBIT INDEX

Exhibit
Page	Description
5	Opinion of Wolff & Samson PC, Counsel to the Company

23.1	Consent of KPMG LLP

23.2	Consent of Wolff & Samson PC (included in Exhibit No. 5)

24	Power of Attorney (included on the signature page)